EXHIBIT 21.1

Jurisdiction of Organization	Entity Name
Argentina	Pharmaceutical Research Associates Ltda Suc. Argentina
Argentina	RPS Research S.A.
Australia	Pharmaceutical Research Associates Pty Limited
Australia	RPS Australia Pty Ltd
Austria	RPS Research Austria GmbH
Belarus	IOOO IMP-Logistics Bel
Belarus	Pharmaceutical Research Associates CIS, LLC, Minsk Rep Office
Belgium	Pharmaceutical Research Associates Belgium BVBA
Bermuda	RPS Bermuda, Ltd.
Brazil	Pharmaceutical Research Associates Ltda.
Brazil	RPS do Brasil Serviços de Pesquisas LTDA.
British Virgin Islands	RPS China Inc.
Bulgaria	Pharmaceutical Research Associates Bulgaria EOOD
Canada	3065613 Nova Scotia Company
Canada	Pharmaceutical Research Associates Inc.
Canada (Québec)	Services de Recherche Pharmaceutique Inc.
Chile	Pharmaceutical Research Associates Chile SpA
Chile	RPS Chile LTDA.
China	PRA China (Shanghai) Co., Ltd.
China	RPS (Beijing) Inc.
China (branch office of RPS Beijing)	RPS (Beijing) Inc., Shanghai Branch
Colombia	Pharmaceutical Research Associates Colombia SAS
Colombia	RPS Colombia LTDA.
Costa Rica	Research Pharmaceutical Services Costa Rica, LTDA.
Croatia	Pharm Research Associates d.o.o. Ltd. for clinical trials
Czech Republic	Pharmaceutical Research Associates CZ, s.r.o.
Denmark	Pharmaceutical Research Associates Denmark ApS
Egypt	RPS Egypt (Limited Liability Company)
Estonia	RPS Estonia OÜ
Finland	Pharmaceutical Research Associates Finland Oy
France	Pharmaceutical Research Associates Sarl
France	ReSearch Pharmaceutical Services France S.A.S.
Georgia	Pharmaceutical Research Associates Georgia LLC
Germany	Pharmaceutical Research Associates GmbH
Germany	RPS Research Italy GmbH
Ghana	Pharm Research Associates (UK) Limited, Ghana Branch
Greece	Pharmaceutical Research Associates Greece A.E.
Guatemala	RPS Guatemala, S.A.
Hong Kong	PRA Health Sciences (Hong Kong) Limited
Hong Kong	RPS Hong Kong Limited
Hungary	Pharmaceutical Research Associates, Hungary Research and Development Ltd.
Iceland	RPS Iceland ehf.
India	Kinship Technologies Private Limited
India	Pharmaceutical Research Associates India Private Limited
India	PRA Pharmaceutical India Private Limited
India	RPS Research India Private Limited

Jurisdiction of Organization	Entity Name
Ireland	Research Pharmaceutical Services (Outsourcing Ireland) Limited
Israel	Pharmaceutical Research Associates Israel Ltd.
Italy	Pharmaceutical Research Associates Italy S.r.l.
Italy (branch of PRA Germany)	Pharmaceutical Research Associates GmbH sede secondaria
Japan	PRA Health Sciences KK
Japan	Takeda PRA Development Center KK
Japan	K.K. RPS Japan
Kenya	PRA Health Sciences Kenya Ltd.
Latvia	RPS Latvia SIA
Lithuania	UAB RPS Lithuania
Malaysia	RPS Malaysia Sdn. Bhd.
Mexico	Pharmaceutical Research Associates Mexico S. de R.L. de C. V.
México	RPS Research México, S. de R.L. de C.V.
México	RPS Research Servicios, S. de R.L. de C.V.
The Netherlands	Pharmaceutical Research Associates C.V.
The Netherlands	Pharmaceutical Research Associates Group B.V.
The Netherlands	Pharmaceutical Research Associates Holdings B.V.
The Netherlands	Pharmaceutical Research Associates Metaholdings B.V.
The Netherlands	PRA International B.V.
The Netherlands	PRA International Operations B.V.
The Netherlands	ReSearch Pharmaceutical Services Netherlands B.V.
The Netherlands	ReSearch Pharmaceutical Services Netherlands C.V.
New Zealand	Pharmaceutical Research Associates New Zealand Limited
Norway	RPS Research Norway AS
Panama	RPS Panama Inc.
Peru	Pharmaceutical Research Associates Peru Sociedad Anonima Cerrada (aka PRA Peru SAC)
Perú	RPS Perú S.A.C.
Philippines	RPS Research Philippines, Inc.
Poland	Pharmaceutical Research Associates Sp. z o.o.
Poland	RPS Polska sp. z o.o.
Portugal	PRA International Portugal, Unipessoal Lda.
Puerto Rico	Research Pharmaceutical Services Puerto Rico, Inc.
Romania	Pharmaceutical Research Associates Romania Srl
Russia	Pharmaceutical Research Associates CIS, LLC, Moscow Branch
Russia	Pharmaceutical Research Associates CIS, LLC, St. Petersburg Branch
Russia	ZAO IMP Logistics
Russia	LLC RPS Research
Serbia	Pharmaceutical Research Associates doo Belgrade, Dragise Basovana 10/1
Serbia	Research Pharmaceutical Services d.o.o. Beograd-Stari grad u likvidaciji
Singapore	Pharmaceutical Research Associates Singapore Pte. Ltd.
Singapore	RPS Research Singapore Pte. Ltd.
Slovakia	Pharmaceutical Research Associates SK s.r.o.
Slovakia	RPS Slovakia s.r.o. v likvidácii
South Africa	PRA Pharmaceutical SA (Proprietary) Limited
South Africa	RPS Research South Africa (Proprietary) Limited
South Korea	Pharmaceutical Research Associates Korea Limited
Spain	Pharmaceutical Research Associates Espana, S.A.U.
Spain	RPS ReSearch Ibérica, S.L.

Jurisdiction of Organization	Entity Name
Spain	RPS Spain S.L.
Sweden	PRA International Sweden AB
Sweden	RPS Sweden AB
Switzerland	PRA Switzerland AG
Switzerland	RPS ReSearch Switzerland GmbH
Taiwan	Pharmaceutical Research Associates Taiwan, Inc.
Taiwan	RPS Taiwan Ltd.
Thailand	RPS Research (Thailand) Co., Ltd.
Turkey	PRA Clinical Research & Development Turkey AE
Ukraine	Pharmaceutical Research Associates Ukraine, LLC
Ukraine	OOO IMP-Logistics Ukraine
Ukraine	RPS Ukraine, LLC
United Kingdom	IMP Logistics UK Limited
United Kingdom	Pharm Research Associates (UK) Limited
United Kingdom	Pharm Research Associates Russia Limited
United Kingdom	Sterling Synergy Systems Limited
United States (California)	ClinStar LLC
United States (California)	Nextrials, Inc.
United States (California)	Pharmaceutical Research Associates CIS, LLC
United States (California)	Pharmaceutical Research Associates Eastern Europe, LLC
United States (Delaware)	CRI NewCo, Inc.
United States (Delaware)	CRI Worldwide, LLC
United States (Delaware)	International Medical Technical Consultants, LLC
United States (Delaware)	Parallel 6, Inc.
United States (Delaware)	PRA Early Development Research, Inc.
United States (Delaware)	PRA Holdings, Inc.
United States (Delaware)	PRA Health Holdco, Inc.
United States (Delaware)	PRA Receivables, LLC
United States (Delaware)	PRA International, LLC
United States (Delaware)	Sunset Hills, LLC
United States (Delaware)	ReSearch Pharmaceutical Services, Inc.
United States (Delaware)	ReSearch Pharmaceutical Services, LLC
United States (Delaware)	Roy RPS Holdings LLC
United States (Delaware)	RPS Parent Holding LLC
United States (Delaware)	RPS Global Holdings, LLC
United States (Delaware)	Source Healthcare Analytics, LLC
United States (Delaware)	Symphony Health Solutions Corporation
United States (New Jersey)	CRI International, LLC
United States (Utah)	Lifetree Clinical Research, LC
United States (Virginia)	Pharmaceutical Research Associates, Inc.
Uruguay	RPS Global S.A.
Uruguay	RPS Latin America S.A